Exhibit 10.1

                            AGREEMENT BETWEEN
                          ENZYMEBIOSYSTEMS, INC.
                                   and
             NORTHEASTERN OHIO UNIVERSITIES COLLEGE OF MEDICINE


This agreement is executed by and between EnzymeBioSystems, Inc., having an address of 16773 W Park Drive, Chagrin Falls, Ohio 44023 ("Company"), and Northeastern Ohio Universities College of Medicine d/b/a Northeastern Ohio Universities Colleges of Medicine and Pharmacy, having an address at 4209 State Route 44, Rootstown, Ohio 44272 ("University"), both or either of which may hereinafter be referred to respectively as the "Parties" or a "Party."

WHEREAS, Company and University share an interest in cancer research; and

WHEREAS, University possesses the professional proficiency requisite to perform a portion of the work in determining in vitro and in vivo anticancer activity of Company compounds.

NOW, THEREFORE, it is agreed as follows:

                        PROGRAMMATIC CONSIDERATIONS

ARTICLE 1.  KEY PERSONNEL

The key personnel representing University shall be Anupam Bishayee, Ph.D. In the event a change in key personnel is necessary, Company will be notified within thirty (30) days after University reasonably knows the change is
necessary.   Any individual appointed to replace that person must have the written approval of Company prior to appointment.

ARTICLE 2.  SCOPE OF WORK

University shall accomplish the tasks set forth in Attachment A. University shall supply the necessary personnel, equipment, and materials to accomplish its tasks set forth in its Scope of Work. Any change in the Scope of Work requires the express written approval of Company. All work performed under this Agreement is subject to acceptance by Company or its authorized representative.

ARTICLE 3.  PERIOD OF PERFORMANCE

The effective period of this Agreement shall be from July 1, 2010 through December 31, 2011 unless otherwise provided for by modification of this Agreement.

ARTICLE 4.  LIMITATION OF COSTS

The total cost of performing the task under Article 2 of this Agreement will not exceed $130,022 (one hundred thirty thousand twenty-two dollars). Funds shall be spent in accordance with the budget attached hereto as Attachment B; however, funds may be re-budgeted as appropriate in order to accomplish the Scope of Work. Company shall not, in the absence of a modification hereto, be obligated to reimburse University for costs which are in excess of the total amount specified in this Article.

If, at any time, University has reason to believe that the cost of the work will exceed the amount set forth in this Article, University will notify Company in writing, giving a revised budget for completion of the work. Company will not be obligated to reimburse University for any cost in excess of the amount set forth in this Article and University will not be obligated to continue the work or incur costs in excess of that amount unless and until this Agreement is amended to increase the maximum amount.


ARTICLE 5.  METHOD OF PAYMENT

University shall be paid by Company for services rendered in accordance with the terms of this Agreement, not more often than monthly, for allowable costs, contingent upon Company's receipt of a properly prepared invoice from
University.   All invoices shall be submitted using University's standard invoice, but at a minimum shall include current and cumulative costs; numerical sequence of the invoice; and certification as to truth and accuracy of invoice.

Each invoice must be signed by an authorized financial official, and be sent to:

     EnzymeBioSystems
     16773 W Park Drive
     Chagrin Falls, Ohio, 44023
     Attention:  Anushavan Yeranosyan
     Phone: (440) 708-0012

Each payment shall be made via check to University and should be mailed to:

     Susan To
     Grants Accountant
     Northeastern Ohio Universities Colleges of Medicine and Pharmacy 4209 State Route 44
     Rootstown, Ohio 44272
     Phone: 330.325.6380
     Email:   sto@neoucom.edu

A final statement of cumulative costs incurred, including cost sharing, marked "FINAL," must be submitted to Company's Financial Contact by March 30, 2012. The final statement of costs shall constitute University's final financial report.

University shall be responsible for federal, state and local taxes, and Company shall not be held liable for any federal, state or local taxes in relation to these payments.

ARTICLE 6.  REPORTING REQUIREMENTS

University will provide a final technical report to Company within 90 (ninety) days of the termination of this Agreement.

ARTICLE 7.  NOTICE

Any notice or report required or permitted to be given under this Agreement shall be deemed to have been sufficiently given for all purposes if delivered to the following addresses of the Parties:

   FOR Company
   Administrative:
     EnzymeBioSystems
     16773 W Park Drive
     Chagrin Falls, Ohio, 44023
     Attention: Anushavan Yeranosyan
     Phone: (440) 708-0012

   FOR University
   Administrative:
     Elizabeth Whippo Cline
     Director, Office of Research and Sponsored Programs
     Northeastern Ohio Universities Colleges of Medicine and Pharmacy 4209 State Route 44, PO Box 95
     Rootstown, Ohio  44272
     Phone:  330.325.6498
     Fax:  330.325.5926
     Email:  ecline@neoucom.edu

     with copy to:
     Office of the General Counsel (same address)

   Technical Direction:
     Anupam Bishayee, Ph.D.
     Northeastern Ohio Universities Colleges of Medicine and Pharmacy 4209 State Route 44, PO Box 95
     Rootstown, Ohio  44272
     Phone:  330.325.6449
     Email:  absihayee@neoucom.edu

ARTICLE 8.  CONFIDENTIALITY

During the period of this Agreement, the Parties may wish to disclose information to each other which is not generally available to the public and which they wish maintained in confidence. "Confidential Information" shall mean information which is marked "confidential" at the time it is provided by one party to the other. In the case of information disclosed visually or orally, such disclosure shall be identified as confidential when revealed and summarized in a writing marked as confidential, referencing the date and type of information disclosed, and delivered to disclosee within thirty (30) days of such disclosure. Company and University hereby agree not to disclose Confidential Information received from the other to any third party without first obtaining the prior written permission of the disclosing party. However, the Parties to this Agreement understand and agree that University is a state-supported university and instrumentality of the State of Ohio and subject to the Ohio Public Records Act, Ohio Revised Code 149.43, et seq., and that any record kept by University that is deemed a public record is subject to release if a proper request is made. Company and University also agree not to use Confidential Information received from the other for any purpose other than for the performance of the work or as otherwise is specifically authorized under this Agreement.

Confidential Information shall not include that which:

1) is publicly available prior to the date of this Agreement or becomes publicly available thereafter through no wrongful act of Recipient;

2) was known to Recipient prior to the date of disclosure or becomes known to Recipient thereafter from a third party having an apparent bona fide right to disclose the information;

3)  is disclosed by Recipient with the other Party's prior written approval;

4)  is disclosed by Provider without restriction on further disclosure;

5)  is independently developed by Recipient;

6) A party is obligated to produce pursuant to a valid public records disclosure request if the requested information is deemed to be a public record for which there is no applicable exception; or to an order of a court of competent jurisdiction, or a valid administrative or Congressional subpoena, provided that Recipient (a) promptly notifies the Provider and (b) cooperates reasonably with the Provider's efforts to contest or limit the scope of such order and (c) takes all necessary steps to protect the confidentiality of the Confidential Information including without limitation filing any documents with the court under seal.

Company and University agree not to disclose Confidential Information that is subject to regulation under U.S. export control laws. The Receiving Party retains the right to refuse to accept any such information that is not considered to be essential to the completion of the research hereunder.

ARTICLE 9.  PUBLICATION RIGHTS

University reserves the right to publish in scientific journals or other journals or to present at professional conferences or other meetings the results of the project research conducted under this Agreement. However, before publication the Principal Investigator will submit copies of the manuscript to University; University will submit a copy to Company. If either University or Company, or both, want to defer publication for one (1) month after receipt of the manuscript so the Party or Parties may evaluate the potential for patenting, the Principal Investigator will forebear
publication for the one (1) month period.   In the event either Party desires
to submit an application, the Principal Investigator agrees to forego publication until such time as a patent application has been filed or the expiration of three (3) months from the date of submission of the manuscript to University.

Company shall be named in the publication or presentation as the sponsor of the project research. The right to review publications and presentations as set forth herein shall extend only to the work product of the University Principal Investigator pursuant to this project research and not to the work product of other research conducted in the laboratories or offices of the University Principal Investigator.

Article 10. Patent Rights, Joint Ownership, Responsibility for Patent Prosecution, Costs and Expenses, Commercialization, Patent Infringement.

A.  Patent Rights.

1. The purpose of the grant is to carry out specific protocols as specified in greater detail in the Scope of Work set out in Attachment A.

2. Any Intellectual Property owned by any of the Parties on or prior to the Effective Date of this Agreement is not subject to the provisions of this Agreement unless expressly agreed to, in writing, by the Parties.

3. It is specifically understood that University does not own the compound or any patent rights to the compound that is being tested in the laboratory by the Key University Personnel identified above. However, in recognition of the contributions of the University and Key University Personnel to the research that is being carried out under the Scope of Work herein, University will receive a ten percent (10%) non-dilutable portion of the proceeds due to Company under any license it enters into for the compound unless the research results in Joint Property as defined below. Joint Property will be governed by the terms and conditions set forth below.

4. Faculty of the University must disclose any results of research or any other potential intellectual property discovered by them to the University. University will disclose to Company any discovery that results from the work undertaken under the Scope of Work (the "Intellectual Property"). The identity of the inventors and Investigators involved, their relative contributions to the Intellectual Property, and where the inventors and investigators are employed will be determined by the Parties. A negotiation involving representatives of the Parties will take place to determine the ownership or co-ownership of the Intellectual Property. These determinations will be set forth in a separate contractual agreement. These contractual agreements will survive termination of this Agreement. However, in all events, the University will be given a non-exclusive license to the Intellectual Property for research and educational purposes.

5. Except as expressly provided herein, nothing shall be deemed to grant either directly or by implication, estoppel, or otherwise any license under any patents, patent applications or other proprietary interests of any other invention, discovery or improvement of either Party.

B.  Joint Property/Ownership.

1. University and Company shall be joint owners of any jointly discovered intellectual property ("Joint Property"), all know-how and information relating to the Joint Property, any applications for patent protection which may be filed on the Joint Property and each and every patent covering the Joint Property that may be issued in the United States of America or in any country foreign to the United States of America.

2. At the time that any discovery from the results of the collaborative research is disclosed, the identity of the inventors and investigators involved and, the institutions where the inventors and investigators have their principal academic, clinic and research appointments will be determined by the Parties. A meeting between the Parties will take place to determine the relative contributions of the Inventors and the investigators, the ownership or co-ownership of the Intellectual Property and the relative shares of the division of any revenues generated from the commercialization of the Intellectual Property. Such determinations will be documented in a contractual agreement.

3.  The contractual agreements will survive termination of this Agreement.

4. University will hold title to any Intellectual Property to the extent required by Ohio Revised Code Section 3345.14, as subsequently amended.

5. The University will have in perpetuity a non-exclusive license to any Joint Property for research and educational purposes, unless otherwise agreed to by the Parties in writing.

C.  Responsibility for Patent Prosecution.

1. Responsibility for preparing, filing, prosecuting and maintaining all patent applications and patents relating to the Joint Property shall be upon the Party whose Inventor is the Principal Investigator for the underlying research that produced the Joint Property unless otherwise agreed to by the Parties. If Inventors of each Party are equally responsible for the direction of the research, the Parties will jointly determine who will prosecute the patents.

2. Whichever Party prosecutes the patent application ("Performing Party") shall consult with and keep the other Party fully informed as to the preparation, filing, prosecution and maintenance of all patent applications and patents issued covering the Joint Property. Decisions concerning the preparation, filing, prosecution and maintenance of all patent applications and patents covering the Joint Property shall be made by Performing Party, giving due consideration to the comments of the other Party.

3. The prosecution or maintenance of any patent or patent applications shall not be abandoned by the Performing Party without the written consent of the other Party.

4. The Parties will each use their best efforts to assure that their respective Inventors fully cooperate in the preparation, filing prosecution and maintenance of all patent applications and patents relating to the Joint Property. Any compensation or payment to the Inventors for reasonable expenses for their cooperation in the preparation, filing, prosecution and maintenance of such patent applications and patents shall be borne by the Inventors' respective University or Company. Such expenses shall be reimbursed to the Inventor's University or Company from its proceeds prior to the division of any net proceeds under its Intellectual Property Policy or practice.

D.  Costs And Expenses

1. The Performing Party shall initially bear all costs and expenses associated with preparing, filing, prosecuting and maintaining all patent applications and patents relating to the Joint Property. These amounts shall be repaid to the Performing Party. The Performing Party shall maintain adequate records showing all expenses incurred, which records shall be made available to the other Party for inspection on reasonable notice. Performing Party may at any time request that the other Party pay one-half of all costs and expenses initially borne by the Performing Party. Performing Party may also forebear from recovering costs from the other Party until a license for the Intellectual Property has been granted. At that time, all costs and expenses paid to date by the Performing Party will be paid in full prior to any other payments or distributions to the Parties or Inventors.

2. The Performing Party shall also be entitled to a two and one-half percent (2.5%) administrative fee, calculated on the amount of proceeds remaining after recoupment of reasonable expenses.

3. Performing Party may, upon reasonable notice to the other Party, discontinue paying the expenses associated with any particular patent application or patent. If the Performing Party decides to discontinue paying the expenses for a particular patent application or patent, the other Party may continue to pay such expenses in which event, the Party continuing to pay the expenses shall own all right, title and interest in and to that patent application or patent and the Party discontinuing payment shall have no further rights in and to that particular patent application or patent, except that the other Party will reimburse Performing Party for its prior out-of-pocket expenses out of first income from a license for the Joint Property unless otherwise agreed to in writing by the Parties.

E.  Commercialization.

1. University and Company shall cooperate to achieve the commercial utilization and exploitation of the Joint Property and shall keep each other informed of all requests by third Parties concerning commercial utilization or exploitation.

2. University and Company shall agree on which Party shall act as the Agent of the other in negotiating reasonable license terms with industry, and execute license agreements on behalf of the Parties for the commercialization of the Joint Property. If the Parties cannot agree, the Performing Party shall act as the Agent. The Agent may request the participation of the other Party in some or all phases of the negotiations and document reviews. The other Party may also request the opportunity to participate in some or all phases of the negotiation. Approval to participate will not be unreasonably withheld.

3. Both Parties shall have the right to review, comment upon and approve any proposed license or amendment thereto, prior to signature. The Parties agree that their respective approval will not be unreasonably withheld.

4. Any license agreement to the Joint Property shall be administered by the Agent. Any reasonable expenses incurred by either Party in an effort to license this invention shall be repaid to that Party out of the proceeds prior to division of any net proceeds.

5. If the funding source imposes any obligations on the rights to the Intellectual Property or the restrictions on commercialization these restrictions must be disclosed prior to proceeding with any patent protection or commercialization efforts.

6. Subject to the provisions contained herein, all proceeds received from the licensing or other commercial utilization of the Joint Property shall be shared as follows:

a. First, reasonable un-recouped expenses incurred by any Party in an effort to patent and license, defend or otherwise protect and commercialize the Joint Property shall be repaid to that Party. Such expenses will not include the costs of paying employees of the Party for salary and wage expenses.

b. Second, fifty percent (50%) of the remaining proceeds will be distributed to University and fifty percent (50%) of the remaining proceeds will be distributed to Company unless otherwise agreed to in writing by the Parties.

c. The Inventors shall receive from their respective university or company their respective share of royalty income and such other benefits, if any, specified under the respective Intellectual Property Policy of each of the Parties or under such other agreements as may exist between the Inventors and their respective institutions. Neither the University nor the Company shall be responsible to the other for the failure to properly fulfill its obligations to their respective Inventors.

F.  Patent Infringement.

1. Whenever an infringement of any patent relating to the Joint Property comes to the attention of University or Company, the Party obtaining the information shall notify the other Party and the best means of terminating such infringement shall be discussed by the Parties. If the Parties agree to commence an action for patent infringement, University and company shall each pay one-half (1/2) of the reasonable expenses and disbursements in connection with such action and all monies actually received as a result of the patent infringement action shall be divided equally. If the Parties cannot agree to commence an action for patent infringement, either Party shall have the right to prosecute a patent infringement action, in which event that Party (hereafter the "Acting Party") shall bear all the expense and be entitled to retain all proceeds received as a result of such action. The non-acting Party shall provide to the acting Party at the acting Party's expense reasonable non-monetary assistance during any litigation or proceedings regarding any Joint Property and shall execute, acknowledge, deliver all instruments or documents that the acting Party may reasonably request.

2. University and Company will each use their best efforts to assure that their respective Inventors cooperate with and supply all assistance reasonably requested in connection with any patent infringement action. Any compensation or payment for reasonable expenses to the Inventors for their cooperation and assistance shall be borne by the Inventors respective institutions. Such compensation or payment shall be repaid to the respective institution from the proceeds received as a result of the action.

3. If during a patent infringement action either University or Company declines to continue to participate in the action then the Party wishing to continue the action will pay all expenses going forward associated with such action and retain all recoveries derived therefrom without reimbursement to the declining Party of any expenses paid.

G. Disclaimer. Except as expressly provided above, nothing contained in this Agreement shall be deemed to grant either directly or by implication, estoppel, or otherwise any license under any patents, patent applications or other proprietary interests of any other invention, discovery or improvement of either party.


ARTICLE 11.  Publicity.

A. Sponsor will not use the name of University, nor of any member of University's Project staff, in any publicity, advertising, or news release without the prior written approval of an authorized representative of University. University will not use the name of Sponsor, nor any employee of Sponsor, in any publicity without the prior written approval of Sponsor, except that University shall make available, upon request, the title and description of a research project, the name of the researcher, and the amount and source of funding provided for such project.

B. The University recognizes that the Sponsor is a fully reporting company with the U.S. Securities and Exchange Commission and is subject to Rules and Regulations of the Exchange Act. Therefore, the Sponsor may be required under State and Federal laws to disseminate material information. The University agrees not prevent the Sponsor from releasing its required disclosures. Further, the Sponsor plans to apply for listing on a U.S. stock exchange (i.e., OTC-Bulletin Board). During the application and listing process the Sponsor will request a quiet period regarding the dissemination of any news events. After the Sponsor becomes a public trading company, these news events can be released.


ARTICLE 12.  USE OF VERTEBRATE ANIMALS

Should warm-blooded animals be used in this project, University will comply with the applicable portions of the Animal Welfare Act (P.L. 99-158) and will follow the guidelines prescribed in the Public Health Services Policy on Humane Care and Use of Laboratory Animals.

ARTICLE 13.  AUDIT

University will maintain adequate financial records, in accordance with generally accepted accounting practices, to clearly and easily identify expenses to describe the nature of each expense and to establish relatedness to this Agreement. The financial records of this Agreement must be retained for a period of three (3) years.

ARTICLE 14.  TITLE TO EQUIPMENT

In the event that University purchases equipment hereunder, title to such equipment will vest in University upon acquisition.

ARTICLE 15.  JURISDICTION

The Parties agree that this Agreement shall be governed by the laws of the State of Ohio and that any action of proceeding hereto relating in any way to this Agreement or the subject matter hereof shall be brought and enforced exclusively in the competent courts of Ohio.

ARTICLE 16.  RELATIONSHIP

Each Party hereto shall be deemed an independent contractor. Neither Party is nor shall be considered an agent, employee, or representative of the other. Nothing herein shall be construed or deemed to create a joint venture, partnership, principal-agent, or employer-employee relationship between the Parties.

ARTICLE 17.  COMPLIANCE WITH THE LAW

University agrees to comply with all applicable federal, state, and local laws in the conduct of the work hereunder. University accepts full responsibility for payment of all unemployment compensation insurance, all workers' compensation insurance, all income tax deductions, social security deductions, and any and all other taxes or payroll deductions required for all employees engaged by University in the performance of work authorized by this Agreement.

ARTICLE 18.  LIMITATION OF LIABILITY

The University is an Ohio state-supported institution of higher education and an instrumentality of the State of Ohio and as such is prohibited by the Ohio Constitution from agreeing to indemnify or hold harmless any other entity. Nothing in this provision shall be construed or interpreted as a waiver of the sovereign immunity of the University or the State of Ohio beyond the waiver provided in Ohio Revised Code 2743.02.

Neither University, its employees, assignees nor subcontractors shall be deemed employees of Company while performing under this Agreement. Nothing herein shall be construed or deemed to create a joint venture, partnership, principal-agent, or employer-employee relationship between the Parties.

ARTICLE 19.  TERMINATION AND CANCELLATIONS

This Agreement shall terminate upon any of the following events:

A. Failure of University to perform the services required under this Agreement;

B. The election of either Party to terminate this Agreement without cause by giving written notice to the other Party at least thirty (30) days prior to the termination date stated in such notice. In the event of termination by Company, University will be paid for any services provided prior to the date of the notice of termination;

C.  Mutual agreement of the Parties, in writing and signed by both Parties.

ARTICLE 20.  JURISDICTION

The Parties agree that this Agreement shall be governed by the laws of the State of Ohio and that any action of proceeding hereto relating in any way to this Agreement or the subject matter hereof shall be brought and enforced exclusively in the competent courts of Ohio.

ARTICLE 21.  RELATIONSHIP

Each Party hereto shall be deemed an independent contractor. Neither Party is nor shall be considered an agent, employee, or representative of the other. Nothing herein shall be construed or deemed to create a joint venture, partnership, principal-agent, or employer-employee relationship between the Parties.

ARTICLE 22.  ASSIGNMENT

Neither this Agreement nor any right, duties or obligations described herein shall be assigned by any Party hereto without the prior express written consent of the other Parties.

ARTICLE 23.  MISCELLANEOUS

A. If any provision of this Agreement shall be held invalid, illegal, unenforceable, or inoperative, the balance of this Agreement shall remain in full force and effect as if such provision had never been included in this Agreement.

B. Failure to exercise any right under this Agreement does not constitute a waiver of that right.

C. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the policies of University.

D.  Any changes to this Agreement must be in writing and signed by both
Parties.

E. This Agreement constitutes the entire Agreement and supersedes any previous Agreement pertaining to these services whether written or oral.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their properly and duly authorized officers or representatives as of the effective date.


ACCEPTED FOR:

                                    Northeastern Ohio Universities
                                        College of Medicine

/s/ Ashot Martirosyan  7.9.2010     /s/ Walter E. Horton, Jr.  6/8/2010
-------------------------------     -----------------------------------
Signature              Date         Signature                  Date

Name:   Ashot Martirosyan           Walter E. Horton, Jr., Ph.D.
                                    Vice President for Research
Title:  President/CEO


                                    Reviewed as to form and law by:

                                    By: /s/ Maria R. Schimer
                                        -------------------------------
                                            Maria R. Schimer, Esq.
                                            General Counsel
                                            NEOUCOM
                                    Date: 06/07/2010
                                          ----------